UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2005

Sino Silver Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-31546	98-0232018
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Bentall II, Suite 900, 555 Burrard Street, Vancouver, British Columbia		V7X 1M8
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	604-671-8911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In connection with the Memorandum of Understanding entered into between the parties, the registrant entered into a Joint Venture Agreement with Sino-Top Resources & Technologies, Ltd. ("Sino-Top") and additional parties to form a joint venture for the exploration, evaluation and development of silver mining properties in China.

Item 8.01. Other Events.

The registrant has completed its recent private placment offering. The registrant sold 800,000 Units of its securities in a private placement offering pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder. Each Unit consisted of one share of the registrant 's common stock and one warrant to purchase one share of the registrant 's common stock. Each Unit was sold for a price of $1.00 and the registrant received $800,000 in proceeds for the sale of the Units.

Item 9.01. Financial Statements and Exhibits.

(c) 10.1 Joint Venture Agreement, dated as of January 27, 2005, by and among registrant, Sino-Top Resources & Technologies, Ltd. and the other signatories named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Silver Corp.

March 3, 2005	By:	/s/ Gary Harbottle

Name: Gary Harbottle
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Joint Venture Agreement, dated as of January 27, 2005, by and among registrant, Sino-Top Resources & Technologies, Ltd. and the ot her signatories named therein.